UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 2, 2008 (March 27, 2008)
NxSTAGE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51567 (Commission File Number)	04-3454702 (I.R.S. Employer Identification No.)

439 S. Union St, 5th Floor, Lawrence, MA (Address of principal executive offices)	01843 (Zip Code)
(978) 687-4700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Named Executive Officer Compensation — 2007 Cash Bonus Awards, 2008 Base Salary, 2008 Target Bonuses, 2008 Stock Options and 2008 Target Performance Share Awards
     On March 27, 2008, the Compensation Committee of the Board of Directors of NxStage Medical, Inc. (the “Company”) took the following actions regarding the executive compensation of the Company’s “named executive officers” (as used in Instruction 4 to Item 5.02 of Form 8-K):
•	approved the payment of annual incentive cash bonus awards for performance during the 2007 fiscal year (“2007 Cash Bonus Awards”);

•	approved no changes to base salaries for the 2008 fiscal year;

•	approved annual stock option awards to be granted under the Company’s 2005 Stock Incentive Plan;

•	approved the Company’s 2008 Corporate Bonus Plan (the “2008 Bonus Plan”) and set target bonus awards for the 2008 fiscal year under the 2008 Bonus Plan (“2008 Target Bonus Awards”); and

•	authorized the implementation of an Executive Performance Share Plan for 2008 (the “2008 Performance Share Plan”) and set target and maximum stock awards for the 2008 fiscal year under the 2008 Performance Share Plan (“2008 Performance Share Awards”).
     The following table sets forth information regarding each of named executive officer’s (i) 2007 base salary (for comparison purposes only), (ii) 2008 base salary, (iii) 2007 Cash Bonus Award, (iv) 2008 annual stock options award, (v) 2008 Target Bonus Award, as a percentage of 2008 base salary, and (vi) 2008 target and maximum Performance Share Award:

						2008 Target
			2008 Base		2008 Annual	Bonus	2008 Performance Share
			Salary	2007 Cash	Stock	(as a %	Award (3)
Named		2007 Base	(unchanged	Bonus	Option	of 2008
Executive Officer	Title	Salary (1)	from 2007)	Award (2)	Award	Base Salary)	Target	Maximum

Jeffrey H. Burbank	President & Chief Executive Officer	$330,000	$330,000	$60,000	206,500	50%	101,500	203,000

Robert S. Brown	Senior Vice President & Chief Financial Officer	$250,000	$250,000	$45,000	74,000	35%	34,000	68,000

Joseph E. Turk, Jr.	Senior Vice President, Commercial Operations	$260,000	$260,000	$60,000	74,000	45%	34,000	68,000

Winifred L. Swan	Senior Vice President and General Counsel	$260,000	$260,000	$45,000	74,000	35%	34,000	68,000

Michael J. Webb	Senior Vice President, Quality Assurance/Regulatory Affairs	$220,000	$220,000	$25,000	57,000	25%	26,500	53,000

(1)	Base salary as of December 31, 2007.

(2)	2007 Cash Bonus Awards were granted pursuant to the Company’s 2007 Corporate Bonus Plan, which was previously disclosed by the Company, and are based on the Company’s performance relative to previously disclosed metrics and the recipient’s individual performance in the 2007 fiscal year. In general, awards reflect a payout of approximately 50% of the named executive officer’s target bonus award.

(3)	Sets forth the target and maximum number of shares of restricted stock that the named executive officer is eligible to receive under the 2008 Performance Share Plan (subject to adjustment in the event of a stock split or similar event affecting the common stock). The target assumes the achievement of established target corporate objectives under the 2008 Performance Share Plan, and the maximum assumes the achievement of established corporate objectives at levels significantly above the target levels.
     Description of 2008 Bonus Plan
     The individual payouts under the 2008 Bonus Plan will be based on corporate and individual performance. The Chief Executive Officer will propose to the Compensation Committee the bonus payouts for each other named executive officer. The Compensation Committee will propose and determine the payout for the CEO, and will determine the final payout for the other named executive officers. Payouts under the Plan are conditioned upon the Company’s achievement of a threshold revenue target range. If the minimum of the revenue threshold target range is not achieved, no payments under the 2008 Bonus Plan will be made. If the revenue threshold is achieved, payments will be adjusted based upon revenue achievement within the range and based upon the achievement of corporate objectives as measured by the following metrics: gross margin and cash consumption, as well as such individual performance and other metrics as may be added by the Compensation Committee as changes within the

Company’s business environment may dictate. Up to 50% of any award under the Plan to named executive officers may be paid in the form of common stock of the Company.
     Description of 2008 Performance Share Plan
     Pursuant to the 2008 Performance Share Plan, each of the Company’s executive officers is eligible to receive an award in the form of shares of restricted stock under the Company’s 2005 Stock Incentive Plan based upon the achievement of corporate objectives for 2008 that have been specified in writing by the Compensation Committee. Awards under the 2008 Performance Share Plan are conditioned upon the Company’s achievement of a threshold revenue target. If the revenue threshold is not achieved, no awards under this Plan shall be made. If the revenue threshold is achieved, awards will be made based upon the achievement of corporate objectives as measured by the following metrics: gross margin and cash consumption as well as other metrics that may be added by the Compensation Committee as changes within the Company’s business environment may dictate. Any awards will be made between the target and maximum share numbers, depending upon whether established target, stretch or outstanding performance levels have been achieved with respect to gross margins and cash consumption. Any awards made will vest over three years in equal installments, with the first vesting to be made as of the date of any award.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

NxStage Medical, Inc.
Date: April 2, 2008	By:	/s/ Robert S. Brown
Robert S. Brown
Senior Vice President and Chief Financial Officer